Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2007 and

For the Three Months Ended March 31, 2007 and 2006

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,662	433	498	12,593
Interest-bearing bank balances	2,377	—	1,074	3,451
Federal funds sold and securities purchased under resale agreements	—	—	10,322	10,322

Total cash and cash equivalents	14,039	433	11,894	26,366
Trading account assets	37,080	—	13,672	50,752
Securities	100,777	6	6,058	106,841
Loans, net of unearned income	293,221	124,749	3,693	421,663
Allowance for loan losses	(3,038)	(285)	(55)	(3,378)

Loans, net	290,183	124,464	3,638	418,285
Loans held for sale	14,710	—	322	15,032
Premises and equipment	3,977	514	1,567	6,058
Due from customers on acceptances	992	—	—	992
Goodwill	21,343	15,196	2,299	38,838
Other intangible assets	2,163	47	(640)	1,570
Other assets	33,489	3,273	4,910	41,672

Total assets	$518,753	143,933	43,720	706,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	64,385	216	(1,202)	63,399
Interest-bearing deposits	282,586	72,612	(10,449)	344,749

Total deposits	346,971	72,828	(11,651)	408,148
Short-term borrowings	30,319	1,999	14,826	47,144
Bank acceptances outstanding	1,004	—	—	1,004
Trading account liabilities	14,014	—	4,136	18,150
Other liabilities	11,812	1,007	3,922	16,741
Long-term debt	59,675	42,854	39,805	142,334

Total liabilities	463,795	118,688	51,038	633,521

Minority interest in net assets of consolidated subsidiaries	1,770	—	1,329	3,099

STOCKHOLDERS’ EQUITY
Common stock	455	—	5,923	6,378
Paid-in capital	37,355	16,755	(2,146)	51,964
Retained earnings	16,209	8,490	(11,321)	13,378
Accumulated other comprehensive income, net	(831)	—	(1,103)	(1,934)

Total stockholders’ equity	53,188	25,245	(8,647)	69,786

Total liabilities and stockholders’ equity	$518,753	143,933	43,720	706,406

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$5,317	2,464	(163)	7,618
Interest and dividends on securities	1,404	26	48	1,478
Trading account interest	295	—	138	433
Other interest income	128	29	462	619

Total interest income	7,144	2,519	485	10,148

INTEREST EXPENSE
Interest on deposits	2,423	792	(154)	3,061
Interest on borrowings	1,260	650	717	2,627

Total interest expense	3,683	1,442	563	5,688

Net interest income	3,461	1,077	(78)	4,460
Provision for credit losses	160	7	10	177

Net interest income after provision for credit losses	3,301	1,070	(88)	4,283

FEE AND OTHER INCOME
Service charges and fees	641	18	371	1,030
Commissions	184	—	475	659
Fiduciary and asset management fees	155	—	765	920
Principal investing	—	—	48	48
Other income	1,429	4	(349)	1,084

Total fee and other income	2,409	22	1,310	3,741

NONINTEREST EXPENSE
Salaries and employee benefits	1,603	220	1,149	2,972
Occupancy and equipment	463	33	123	619
Other intangible amortization	61	54	3	118
Sundry expense	1,393	12	(526)	879

Total noninterest expense	3,520	319	749	4,588

Minority interest in income of consolidated subsidiaries	—	—	136	136

Income before income taxes	2,190	773	337	3,300
Income taxes	597	279	122	998

Net income	$1,593	494	215	2,302

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,382	(61)	4,321
Interest and dividends on securities	1,494	71	1,565
Trading account interest	214	111	325
Other interest income	107	389	496

Total interest income	6,197	510	6,707

INTEREST EXPENSE
Interest on deposits	1,873	(94)	1,779
Interest on borrowings	894	544	1,438

Total interest expense	2,767	450	3,217

Net interest income	3,430	60	3,490
Provision for credit losses	89	(28)	61

Net interest income after provision for credit losses	3,341	88	3,429

FEE AND OTHER INCOME
Service charges and fees	646	356	1,002
Commissions	174	449	623
Fiduciary and asset management fees	142	619	761
Principal investing	—	103	103
Other income	1,146	(118)	1,028

Total fee and other income	2,108	1,409	3,517

NONINTEREST EXPENSE
Salaries and employee benefits	1,493	1,204	2,697
Occupancy and equipment	447	108	555
Other intangible amortization	83	9	92
Sundry expense	1,195	(300)	895

Total noninterest expense	3,218	1,021	4,239

Minority interest in income of consolidated subsidiaries	—	95	95

Income before income taxes	2,231	381	2,612
Income taxes	737	147	884

Net income	$1,494	234	1,728

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2006	$455	—	5,892	6,347
Purchases of common stock	—	—	(16)	(16)
Common stock issued for
Stock options and restricted stock	—	—	47	47
Acquisitions	—	—	—	—

Balance, March 31, 2007	455	—	5,923	6,378

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,360)	51,746
Purchases of common stock	—	—	(139)	(139)
Common stock issued for
Stock options and restricted stock	—	—	597	597
Acquisitions	—	—	—	—
Changes incident to business combinations	(1)	5	(4)	—
Deferred compensation, net	—	—	(240)	(240)

Balance, March 31, 2007	37,355	16,755	(2,146)	51,964

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(129)	(129)
Net income	1,593	494	215	2,302
Acquisitions	—	—	—	—
Cash dividends	(500)	—	(571)	(1,071)

Balance, March 31, 2007	16,209	8,490	(11,321)	13,378

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	159	—	7	166

Balance, March 31, 2007	(831)	—	(1,103)	(1,934)

Total stockholders’ equity, March 31, 2007	$53,188	25,245	(8,647)	69,786

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2005	$455	4,734	5,189
Purchases of common stock	—	(128)	(128)
Common stock issued for
Stock options and restricted stock	—	44	44
Acquisitions	—	257	257

Balance, March 31, 2006	455	4,907	5,362

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	(3,432)	31,172
Purchases of common stock	—	(784)	(784)
Common stock issued for
Stock options and restricted stock	—	411	411
Acquisitions	2,639	972	3,611
Excess capital returned to the Parent Company
Deferred compensation, net	—	(119)	(119)

Balance, March 31, 2006	37,243	(2,952)	34,291

RETAINED EARNINGS
Balance, December 31, 2005	12,974	(1,001)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	41
Purchases of common stock	—	(1,196)	(1,196)
Net income	1,494	234	1,728
Acquisitions	832	(832)	—
Cash dividends	—	(822)	(822)

Balance, March 31, 2006	15,341	(3,617)	11,724

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	(114)	(773)
Acquisitions
Net unrealized losses on debt and equity securities and on derivative financial instruments	(795)	(20)	(815)

Balance, March 31, 2006	(1,454)	(134)	(1,588)

Total Stockholders’ Equity, March 31, 2006	$51,585	(1,796)	49,789

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,593	494	215	2,302
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	(7)	—	2	(5)
Provision for credit losses	160	7	10	177
Gain on securitization transactions	(47)	—	(22)	(69)
Gain on sale of mortgage servicing rights	(2)	—	—	(2)
Securities transactions	(38)	—	(15)	(53)
Depreciation and other amortization	235	61	238	534
Trading account assets, net	(3,296)	—	(1,927)	(5,223)
Loss on sales of premises and equipment	—	—	1	1
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(8)	(8)
Loans held for sale, net	(2,319)	—	(325)	(2,644)
Deferred interest on certain loans	—	(378)	—	(378)
Other assets, net	(5,108)	82	4,392	(634)
Trading account liabilities, net	(136)	—	58	(78)
Other liabilities, net	(1,097)	(128)	(2,153)	(3,378)

Net cash provided (used) by operating activities	(10,332)	138	466	(9,728)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	2,060	127	(51)	2,136
Maturities of securities	4,346	—	122	4,468
Purchases of securities	(3,879)	—	(229)	(4,108)
Origination of loans, net	(3,453)	985	933	(1,535)
Sales of premises and equipment	70	9	28	107
Purchases of premises and equipment	(223)	(40)	28	(235)
Goodwill and other intangible assets	(64)	(53)	(395)	(512)
Purchase of bank-owned separate account life insurance, net	(397)	—	—	(397)

Net cash provided (used) by investing activities	(1,540)	1,028	436	(76)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(6,263)	3,224	3,729	690
Securities sold under repurchase agreements and other short-term borrowings, net	4,244	(400)	(5,857)	(2,013)
Issuances of long-term debt	5,621	2,250	4,559	12,430
Payments of long-term debt	(1,793)	(7,773)	876	(8,690)
Issuances of common stock, net	—	—	184	184
Purchases of common stock	—	—	(284)	(284)
Changes incident to business combinations	(1)	5	(4)	—
Excess income tax benefits from share-based payment arrangements	—	—	8	8
Cash dividends paid	(500)	—	(571)	(1,071)

Net cash provided (used) by financing activities	1,308	(2,694)	2,640	1,254

Increase (decrease) in cash and cash equivalents	(10,564)	(1,528)	3,542	(8,550)
Cash and cash equivalents, beginning of year	24,603	1,961	8,352	34,916

Cash and cash equivalents, end of period	$14,039	433	11,894	26,366

NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	$499	—	—	499
Transfer to loans from loans held for sale	180	—	—	180
Cumulative effect of an accounting change, net of income taxes	$(1,337)	—	(110)	(1,447)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2006
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,494	234	1,728
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	5	—	5
Provision for credit losses	89	(28)	61
Gain on securitization transactions	(25)	(22)	(47)
Gain on sale of mortgage servicing rights	(6)	—	(6)
Securities transactions	48	—	48
Depreciation and other amortization	242	181	423
Trading account assets, net	2,256	1,063	3,319
Loss on sales of premises and equipment	9	1	10
Loans held for sale, net	(1,578)	56	(1,522)
Other assets, net	2,277	(1,405)	872
Trading account liabilities, net	682	(434)	248
Other liabilities, net	(16)	478	462

Net cash provided by operating activities	5,477	124	5,601

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	9,554	317	9,871
Maturities of securities	4,492	349	4,841
Purchases of securities	(16,776)	(462)	(17,238)
Origination of loans, net	(8,350)	16	(8,334)
Sales of premises and equipment	35	22	57
Purchases of premises and equipment	(281)	(176)	(457)
Goodwill and other intangible assets	(1,818)	1,782	(36)
Purchase of bank-owned separate account life insurance, net	(267)	—	(267)
Cash equivalents acquired, net of purchases of banking organizations	1,131	(149)	982

Net cash provided (used) by investing activities	(12,280)	1,699	(10,581)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	2,889	(1,460)	1,429
Securities sold under repurchase agreements and other short-term borrowings, net	(3,025)	(3,538)	(6,563)
Issuances of long-term debt	6,638	4,174	10,812
Payments of long-term debt	(1,880)	(658)	(2,538)
Issuances of common stock, net	—	183	183
Purchases of common stock	—	(2,108)	(2,108)
Cash dividends paid	—	(822)	(822)

Net cash provided (used) by financing activities	4,622	(4,229)	393

Decrease in cash and cash equivalents	(2,181)	(2,406)	(4,587)
Cash and cash equivalents, beginning of year	23,067	14,558	37,625

Cash and cash equivalents, end of period	$20,886	12,152	33,038

NONCASH ITEMS
Transfer to securities from loans held for sale	$13	—	13
Transfer to loans from loans held for sale	70	—	70
Cumulative effect of an accounting change, net of income taxes	41	—	41
Issuance of common stock for purchase accounting merger	$3,471	397	3,868